SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 3, 2004

(Date of earliest event reported)

U S Liquids Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13259	76-0519797

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 N. Sam Houston Parkway East, Suite 400, Houston, Texas		77060-3545

(Address of principal executive offices)		(Zip Code)

(281) 272-4500

Registrant’s telephone number, including area code

Item 5. Other Events and Regulation FD Disclosure.

     On February 3, 2004, U S Liquids Inc. issued a press release announcing, among other things, that (i) it has agreed to sell to EQ — The Environmental Quality Company (a) substantially all of the assets of its USL Detroit, USL Florida and USL First Source businesses, and (b) substantially all of the assets of its Waste Research business other than the waste processing facility in Macon, Georgia, and (ii) the maturity date of its credit facility has been extended to March 12, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press Release of U S Liquids Inc., dated February 3, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U S LIQUIDS INC.
Date: February 4, 2004	By:	/s/ William M. DeArman
William M. DeArman,
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press Release of U S Liquids Inc., dated February 3, 2004.